Exhibit 10.11

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

OF

SONKEI PHARMACEUTICALS, INC.

(a Delaware corporation)

WITH AND INTO

CYRENAIC PHARMACEUTICALS, INC.

(a Delaware corporation)

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of November 12, 2013, by and between Sonkei Pharmaceuticals, Inc., a Delaware corporation (“Sonkei”), and Cyrenaic Pharmaceuticals, Inc., a Delaware corporation (“Cyrenaic”).

WHEREAS, the respective boards of directors of Cyrenaic and Sonkei have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such corporation and its stockholders; and

WHEREAS, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, Sonkei, in accordance with the Delaware General Corporation Law (“DGCL”), will merge with and into Cyrenaic, with Cyrenaic continuing as the surviving corporation (the “Merger”).

1.                                      Parties to Merger.

(a)                                 Sonkei is a corporation duly organized and in good standing under the laws of the State of Delaware.  The authorized capital stock of Sonkei is 22,000,000 shares of common stock, par value $0.0001 per share (“Sonkei Common Stock”), of which 6,326,020 shares are issued and outstanding as of the date hereof.  All issued and outstanding shares of Sonkei Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities Laws.

(b)                                 Cyrenaic is a corporation duly organized and in good standing under the laws of the State of Delaware.

2.                                      Merger.  At the Effective Time (as defined in Section 3 hereof), Sonkei shall be merged with and into Cyrenaic, with Cyrenaic continuing as the surviving corporation (the

“Surviving Corporation”).  The legal existence of Cyrenaic shall continue unimpaired and unaffected by the Merger and the separate existence of Sonkei shall cease.

3.                                      Filing and Effective Time.  The Certificate of Merger to be filed with the Secretary of State of Delaware (the “Secretary of State”), and such other documents and instruments as are required by, and complying in all respects with, DGCL, shall be delivered to the Secretary of State and the Merger shall become effective immediately at the time of such filing (the “Effective Time”).

4.                                      Effect of Merger.  At the Effective Time, the Merger shall have the effects specified in the DGCL, this Agreement and the Certificate of Merger.  Without limiting the foregoing, all the properties, rights, privileges, immunities, powers and franchises of Sonkei shall vest in Cyrenaic, as the Surviving Corporation, and all debts, liabilities, obligations and duties of Sonkei shall become the debts, liabilities, obligations and duties of Cyrenaic, as the Surviving Corporation.

5.                                      Certificate of Incorporation.  At the Effective Time, the Certificate of Incorporation of Cyrenaic shall be amended so that Article I shall read: “The name of the corporation is Minerva Neurosciences, Inc. (the “Corporation”)”.  As so amended, the Certificate of Incorporation of Cyrenaic shall be and thereafter remain the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with applicable law.

6.                                      Bylaws.  At the Effective Time, the Bylaws of Cyrenaic shall be and thereafter remain the Bylaws of the Surviving Corporation until altered, amended or repealed in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation and applicable law.

7.                                      Directors and Officers.  At the Effective Time, the present directors and officers of Cyrenaic shall be and remain the directors and officers of the Surviving Corporation and shall hold office until the earlier of their respective death, resignation or removal or their respective successors shall be elected and qualified.

8.                                      Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of Sonkei, Cyrenaic or any stockholder of Sonkei (each, a “Stockholder”):

(a)                                 each share of Sonkei Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive 1.340778 shares of common stock of Cyrenaic, par value $0.0001 per share (“Cyrenaic Common Stock”); and

(b)                                 each share of capital stock of Sonkei held in Sonkei’s treasury immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no cash, securities or other property shall be payable in respect thereof.

9.                                      No Fractional Shares.  Notwithstanding any other provision of this Agreement, including Section 8, no fractional shares of Cyrenaic Common Stock will be issued and any Stockholder entitled hereunder to receive a fractional share of Cyrenaic Common Stock (after aggregating all fractional shares of Cyrenaic Common Stock that would otherwise be received by such Stockholder), but for this Section 9, will be entitled to receive a cash payment in lieu of such fractional share of Cyrenaic Common Stock in an amount equal to such fraction multiplied by the fair market value, immediately prior to the Effective Time, of a share of Cyrenaic Common Stock.

10.                               Exchange of Certificates.

(a)                                 At the Effective Time, Sonkei shall cause each Stockholder to surrender to Cyrenaic all of such Stockholder’s outstanding shares of Sonkei Common Stock (collectively, “Certificates”).  Upon surrender of the Certificates to Cyrenaic, each Stockholder shall be entitled to receive, in exchange therefor, certificates representing that number of whole shares of Cyrenaic Common Stock which such Stockholder has the right to receive in respect of the Certificate surrendered pursuant to Section 8.  Each Certificate so surrendered shall be forthwith cancelled.  Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive shares of Cyrenaic Common Stock pursuant to Section 8, and until such surrender or exchange, no such shares of Cyrenaic Common Stock shall be delivered to the holder of such outstanding Certificate in respect thereof.

(b)                                 As soon as practicable after the Effective Time, Cyrenaic shall cause to be delivered to each Stockholder (i) certificates representing those shares of Cyrenaic Common Stock issuable to such Stockholder and (ii) a check for any amounts payable to such Stockholder pursuant to Section 9, if applicable.

11.                               Further Assurances.  If at any time the Surviving Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Sonkei and its proper officers and members shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and members of the Surviving Corporation are fully authorized in the name of Sonkei or otherwise to take any and all such action.

12.                               Entire Agreement.  This Agreement together with the Certificate of Merger constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

13.                               Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns

14.                               Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

15.                               Amendment or Termination.  This Agreement may be amended or terminated at any time on or before the Effective Time by either party hereto.

16.                               Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.                               Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

18.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.  The parties agree that a facsimile may be executed as an original.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

SONKEI PHARMACEUTICALS, INC.

By:	/s/ Daniel J. Cabo Jr.
Name:	Daniel J. Cabo Jr.
Title:	Treasurer

CYRENAIC PHARMACEUTICALS, INC.

By:	/s/ Rogerio Vivaldi Coelho
Name:	Rogerio Vivaldi Coelho, MD
Title:	President and CEO

[Signature Page to Agreement and Plan of Merger]